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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) of The Learning Company Inc. pertaining to the Long Term Equity Incentive Plan of The Learning Company Inc. of our report dated October 3, 1997, with respect to the consolidated financial statements and schedule of Broderbund Software Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
Palo Alto, California
November 6, 1998